EXHIBIT 99.2

CERTIFICATION

         Pursuant to 18 U.S.C. § 1350, the undersigned officer of CommerceSouth, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 13, 2002	/s/ DEBORAH M.WILTSE

		Name:	Deborah M. Wiltse
		Title:	Vice President/Chief Financial Officer